UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2015

_____________________

PriceSmart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9740 Scranton Road, San Diego, CA 92121
(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (858) 404-8800

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 29, 2015, PriceSmart, Inc. issued a press release regarding the results of operations for the fourth quarter and fiscal year of 2015. A copy of the press release is furnished herewith as Exhibit 99.1. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall be deemed “furnished” and not “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibit is furnished herewith:

Exhibit No.	Description
99.1	Press Release of PriceSmart, Inc. dated October 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2015	/S/ JOHN M. HEFFNER
John M. Heffner
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

PriceSmart Announces Fourth Quarter and
Fiscal Year Results of Operations

San Diego, CA (October 29, 2015) - PriceSmart, Inc. (NASDAQ: PSMT) today announced its results of operations for the fourth quarter and the twelve months of fiscal year 2015 which ended on August 31, 2015.

For the fourth quarter of fiscal year 2015, net warehouse club sales increased 13.0% to $677.3 million from
$599.6 million in the fourth quarter of fiscal year 2014. Total revenues for the fourth quarter of fiscal year 2015 were $699.2 million compared to $622.6 million in the comparable period of the prior year. The Company had 37 warehouse clubs in operation as of August 2015 compared to 33 warehouse clubs in operation as of August 2014.

The Company recorded operating income during the quarter of $34.9 million, as compared to operating income of $33.8 million in the prior year. Net income was $22.4 million, or $0.75 per diluted share, in the fourth quarter of fiscal year 2015 as compared to $21.9 million, or $0.73 per diluted share, in the fourth quarter of fiscal year 2014.

For the twelve months ended August 31, 2015, net warehouse club sales increased 11.3% to $2.7 billion from $2.4 billion for the twelve months ended August 31, 2014. Total revenues for the twelve months ended August 31, 2015 increased 11.3% to $2.8 billion from $2.5 billion in the same period of the prior year. For the twelve months ended August 31, 2015, the Company recorded operating income of $146.4 million and net income of $89.1 million, or $2.95 per diluted share. During the twelve months ended August 31, 2014, the Company recorded operating income of $136.7 million and net income of $92.9 million, or $3.07 per diluted share.

The Company plans to file its Annual Report on Form 10-K for the year ended August 31, 2015 on October
29, 2015.

PriceSmart management will host a conference call at 12:00 p.m. Eastern time (9:00a.m. Pacific time) on Friday, October 30, 2015, to discuss the financial results. Individuals interested in participating in the conference call may do so by dialing (888) 471-3840 toll free, or (719) 325-2204 for international callers and entering participant code 7637863. A digital replay will be available through November 30, 2015, following the conclusion of the call by dialing (888) 203-1112 for domestic callers, or (719) 457-0820 for international callers, and entering replay passcode
7637863.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Latin America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 37 warehouse clubs in 12 countries and one U.S. territory (six each in Costa Rica, and Colombia; five in Panama, four in Trinidad; three each in Guatemala, the Dominican Republic, and Honduras; two in El Salvador; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company's anticipated future revenues and earnings, adequacy of future cash flow, proposed warehouse club openings, the Company's performance relative to competitors, the outcome of tax proceedings and related matters. These forward-looking statements include, but are not limited to, statements containing the words expect, believe, will, may, should, project, estimate, anticipated, scheduled, and like expressions, and the negative thereof. These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “anticipated,” “scheduled,” and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: our financial performance is dependent on international operations, which exposes us to various risks; any failure by us to manage our widely dispersed operations could adversely affect our business; we face significant competition; future sales growth depends, in part, on our ability to successfully open new warehouse clubs and grow sales in our existing locations; we might not identify in a timely manner or effectively respond to changes in consumer preferences for merchandise, which could adversely affect our relationship with members, demand for our products and market share; although we have begun to offer limited online shopping to our members, our sales could be adversely affected if one or more major international online retailers were to enter our markets or if other competitors were to offer a superior online experience; our profitability is vulnerable to cost increases; we face difficulties in the shipment of and inherent risks in the importation of, merchandise to our warehouse clubs; we are exposed to weather and other natural disaster risks; general economic conditions could adversely impact our business in various respects; we are subject to risks associated with possible changes in our relationships with third parties with which we do business, as well as the performance of such third parties; we rely extensively on computer systems to process transactions, summarize results and manage our business; failure to adequately maintain our systems and disruptions in our systems could harm our business and adversely affect our results of operations; we could be subject to additional tax liabilities; a few of our stockholders own approximately 27.8% of our voting stock as of August 31, 2014, which may make it difficult to complete some corporate transactions without their support and may impede a change in control; failure to attract and retain qualified employees, increases in wage and benefit costs, changes in laws and other labor issues could materially adversely affect our financial performance; we are subject to volatility in foreign currency exchange rates; we face the risk of exposure to product liability claims, a product recall and adverse publicity; any failure to maintain the security of the information relating to our company, members, employees and vendors that we hold, whether as a result of cybersecurity attacks on our information systems, failure of internal controls, employee negligence or malfeasance or otherwise, could damage our reputation with members, employees, vendors and others, could cause us to incur substantial additional costs and to become subject to litigation and could materially adversely affect our operating results; we are subject to payment related risks; changes in accounting standards and assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial condition and results of operations; we face increased public company compliance risks and compliance risks related to our international operations; if remediation costs or hazardous substance contamination levels at certain properties for which we maintain financial responsibility exceed management's current expectations, our financial condition and results of operations could be adversely impacted. The risks described above as well as the other risks detailed in the Company's U.S. Securities and Exchange Commission (“SEC”) reports, including the Company's Annual Report on Form 10-K filed for the fiscal year ended August 31, 2015 filed on October 29, 2015 pursuant to the Securities Exchange Act of 1934. We assume no obligation and expressly disclaim any duty to update any forward- looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact John M. Heffner, Principal Financial Officer and Principal Accounting Officer
(858) 404-8826.

PRICESMART, INC.
CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	August 31,		August 31,
	2015	2014	2015	2014
Revenues:
Net warehouse club sales	$677,282	$599,568	$2,721,132	$2,444,314
Export sales	9,154	12,217	33,279	31,279
Membership income	11,471	9,762	43,673	38,063
Other income	1,275	1,008	4,519	3,911
Total revenues	699,182	622,555	2,802,603	2,517,567
Operating expenses:
Cost of goods sold:
Net warehouse club	577,302	508,310	2,321,074	2,083,933
Export	8,812	11,621	31,765	29,731
Selling, general and administrative:
Warehouse club operations	62,279	53,884	241,285	212,476
General and administrative	14,690	12,879	56,371	49,944
Pre-opening expenses	326	1,392	3,737	3,331
Loss/(gain) on disposal of assets	918	699	2,005	1,445
Total operating expenses	664,327	588,785	2,656,237	2,380,860
Operating income	34,855	33,770	146,366	136,707
Other income (expense):
Interest income	245	277	1,058	853
Interest expense	(1,681)	(1,328)	(6,440)	(4,295)
Other income (expense), net	214	(528)	(4,388)	984
Total other income (expense)	(1,222)	(1,579)	(9,770)	(2,458)
Income from operations before provision for income taxes and income/(loss) of unconsolidated affiliates	33,633	32,191	136,596	134,249
Provision for income taxes	(11,188)	(10,337)	(47,566)	(41,372)
Income/(loss) of unconsolidated affiliates	2	2	94	9
Net income	$22,447	$21,856	$89,124	$92,886
Net income per share:
Basic net income per share	$0.75	$0.73	$2.95	$3.07
Diluted net income per share	$0.75	$0.73	$2.95	$3.07
Shares used in per share computations:
Basic	29,888	29,788	29,848	29,747
Diluted	29,895	29,796	29,855	29,757
Dividends per share	$0.35	$0.35	$0.70	$0.70

PRICESMART, INC.
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)

	August 31,
	2015	2014
ASSETS
Current Assets:
Cash and cash equivalents	$157,072	$137,098
Short-term restricted cash	61	2,353
Receivables, net of allowance for doubtful accounts of $0 as of August 31, 2015 and August 31, 2014, respectively	9,662	7,910
Merchandise inventories	267,175	226,383
Deferred tax assets – current, net	7,849	6,177
Prepaid expenses and other current assets (includes $0 and $495 as of August 31, 2015 and August 31, 2014, respectively, for the fair value of derivative instruments)	22,535	17,260
Total current assets	464,354	397,181
Long-term restricted cash	1,464	27,013
Property and equipment, net	433,040	426,325
Goodwill	35,871	36,108
Deferred tax assets – long term	7,464	11,825
Other non-current assets (includes $4,129 and $1,095 as of August 31, 2015 and August 31, 2014, respectively, for the fair value of derivative instruments)	39,182	30,755
Investment in unconsolidated affiliates	10,317	8,863
Total Assets	$991,692	$938,070

PRICESMART, INC.
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)

	August 31,
	2015	2014
LIABILITIES AND EQUITY
Current Liabilities:
Short-term borrowings	$6,606	$—
Accounts payable	241,978	223,559
Accrued salaries and benefits	17,977	16,614
Deferred membership income	20,184	17,932
Income taxes payable	9,595	7,718
Other accrued expenses (includes $66 and $14 as of August 31, 2015 and August 31, 2014, respectively, for the fair value of foreign currency forward contracts)	23,558	21,030
Long-term debt, current portion	17,169	11,848
Deferred tax liability – current	30	157
Total current liabilities	337,097	298,858
Deferred tax liability – long-term	2,193	2,290
Long-term portion of deferred rent	6,595	5,591
Long-term income taxes payable, net of current portion	1,402	1,918
Long-term debt, net of current portion	73,365	79,591
Other long-term liabilities (includes $1,699 and $0 for the fair value of derivative instruments and $2,757 and $1,557 for post employment plans as of August 31, 2015 and August 31, 2014, respectively)	4,456	1,557
Total liabilities	425,108	389,805
Equity:
Common stock, $0.0001 par value, 45,000,000 shares authorized; 30,977,764 and 30,950,701 shares issued and 30,184,584 and 30,209,917 shares outstanding (net of treasury shares) as of August 31, 2015 and August 31, 2014, respectively	3	3
Additional paid-in capital	403,168	397,150
Tax benefit from stock-based compensation	10,711	9,505
Accumulated other comprehensive loss	(101,512)	(49,286)
Retained earnings	283,611	215,613
Less: treasury stock at cost; 793,180 and 740,784 shares as of August 31, 2015 and August 31, 2014, respectively	(29,397)	(24,720)
Total equity	566,584	548,265
Total Liabilities and Equity	$991,692	$938,070